Exhibit 10.3

EXECUTION VERSION

WAIVER AND AMENDMENT NUMBER ONE TO TERM LOAN AGREEMENT

This WAIVER AND AMENDMENT NUMBER ONE TO TERM LOAN AGREEMENT (this “Amendment”), dated as of July 30, 2014, is entered into by and among ANCHOR HOCKING, LLC, a Delaware limited liability company (“Anchor”), ONEIDA LTD., a Delaware corporation (“Oneida” and together with Anchor, each individually a “Borrower” and collectively, “Borrowers”), UNIVERSAL TABLETOP, INC., a Delaware corporation (“Holdings”), the Lenders party to the Term Loan Agreement (defined below) listed on the signature pages hereto and constituting the Required Lenders, each other Subsidiary of Holdings party hereto (collectively, the “Guarantors”), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (“Administrative Agent”), and EVERYWARE GLOBAL, INC., a Delaware corporation (“Parent”), and in light of the following:

W I T N E S S E T H:

WHEREAS, Holdings, Borrowers, Lenders, Guarantors and Administrative Agent are parties to that certain Term Loan Agreement dated as of May 21, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”);

WHEREAS, Holdings and Borrower have requested that Lenders (a) waive Events of Default (the “Specified Defaults”) that have occurred and are continuing under Section 8.01(b) of the Term Loan Agreement (subject to the Cure Right in Section 8.03 of the Term Loan Agreement) as a result of the Borrowers’ failure to comply with (i) the Maximum Consolidated Leverage Ratio under Section 7.11(a) of the Term Loan Agreement and (ii) the Minimum Interest Coverage Ratio under Section 7.11(b) of the Term Loan Agreement, in each case for the Fiscal Quarters ended March 31, 2014 and June 30, 2014, and (b) make certain amendments to the Term Loan Agreement;

WHEREAS, pursuant to Section 10.1 of the Term Loan Agreement, certain waivers and amendments of the Term Loan Documents may be made by the Required Lenders (as defined therein); and

WHEREAS, upon the terms and conditions set forth herein, the Required Lenders are willing to (a) waive the Specified Defaults and (b) make certain amendments to the Term Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Term Loan Agreement.

2. Waivers. Subject to the satisfaction of the conditions precedent set forth in each of Sections 4 and 5 below, Required Lenders hereby waive (a) the Specified Defaults and (b) the obligation of the Borrowers to pay interest at the Default Rate in connection with the Specified Defaults pursuant to Section 2.06(b) of the Term Loan Agreement.

3. Amendments to Term Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Sections 4 and 5 below:

(a) Section 1.01 of the Term Loan Agreement is hereby amended by including the following additional definitions in alphabetical order:

“Amendment Date” means July 30, 2014.

“Amendment Number One” means Waiver and Amendment Number One to this Agreement, dated as of the Amendment Date, among Borrowers, Holdings, Guarantors, the Lenders party thereto, Parent and Administrative Agent.

“Common Stock” means the common stock of Parent, par value $0.0001 per share.

“Consolidated Adjusted EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus the following, without duplication, and except with respect to clauses (o) and (q) below, to the extent deducted in calculating such Consolidated Net Income: (a) depreciation expense, (b) amortization expense, (c) the annual provision attributed to a management long-term incentive plan, and other FASB ASC 718 compensation expense, if applicable, (d) [RESERVED], (e) provision for LIFO and deferred variance adjustments for inventory valuations, provided that the aggregate amount of all items added back pursuant to this clause (e) shall not exceed $3,500,000 for any Measurement Period, (f) consolidated Federal, state and local income tax expenses, (g) Consolidated Interest Charges, (h) extraordinary losses, (i) any non-cash non-recurring charge or non-cash restructuring charges (to include, but not be limited to, write-downs to goodwill and other intangible assets as covered by FASB ASC 350, 360 and 840, barter credits, inventory and accounts receivable (including trade receivables and duty drawback receivables)) and also including, without duplication, any other non-cash restructuring costs as allowed under GAAP (including, but not limited to FASB ASC 420 Accounting for Costs Associated with Exit or Disposal Activities), (j) cash restructuring charges, fees and expenses, as well as any professional fees, provided that (A) the aggregate amount of all items added back pursuant to clause (j) shall not exceed $2,500,000 for any Measurement Periods ending on or before June 30, 2015, (B) the aggregate amount of all items added back pursuant to clause (j) shall not exceed $5,000,000 for any Measurement Period ending after June 30, 2015, and (C) the limitations set forth in the forgoing clause (A) shall not apply to any cash restructuring charges, fees and expenses or professional fees related to the New Money Investment (including, without limitation, all registration-related expenses, expenses associated with shareholder meetings and all fees and expenses of advisors engaged as of immediately prior to the Amendment Date by Parent, Holdings or the Borrowers related to such restructuring), (k) [RESERVED], (1) foreign currency translation gains or losses as shown on the consolidated statement of income of Holdings and its Subsidiaries, (m) [RESERVED], (n) any fees, indemnities and expenses paid to the Sponsor or its Affiliates pursuant to the Management Agreement (or accrued thereunder) for periods prior to the Closing Date, and any fees, indemnities and expenses paid to the members of the board of directors (or similar governing body, including members of committees or subcommittees thereof) of Holdings and any of direct and indirect parent entities thereof for periods beginning on or after the Closing Date, (o) business interruption insurance proceeds, (p) any fees, costs or expenses incurred in connection with Permitted Acquisitions or potential Permitted Acquisitions (whether consummated or not) and any fees, costs or expenses incurred in connection with Dispositions or potential Dispositions (whether consummated or not) permitted under this Agreement, and (q) the amount of “run rate” cost savings, operating expense reductions and cost synergies projected by Holdings in good faith to result from actions in connection with a Permitted Acquisition completed after the Amendment Date that are taken or committed to be taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of such period for which Consolidated Adjusted EBITDA is being determined and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken, net of the amount of actual benefits realized during such period from such actions); provided that the aggregate amount of cost savings, operating expense reductions and cost synergies added back pursuant to this clause (q), and clause (C) in the paragraph directly below, for any period shall not exceed 7.0% of Consolidated Adjusted EBITDA for such period calculated on a Pro Forma Basis after giving effect to all adjustments thereto, and minus, without duplication, (i) any amount included in Consolidated Adjusted EBITDA for such Measurement Period in respect of cancellation of debt income arising as a result of the repurchase of Term Loans pursuant to Section 10.06(b)(vii), (ii) non-cash gains included in Consolidated Net Income for such Measurement Period, (iii) any cash payments made in such Measurement Period in respect of non-cash charges taken in any prior Measurement Period, (iv) to the extent not deducted in the calculation of net income, actual fees, costs and expenses associated with the proceeds of business interruption insurance to the extent such amounts are the basis of such recovery and (v) extraordinary gains.

Solely for the purpose of the computations of the Consolidated Adjusted Leverage Ratio, the Consolidated Adjusted First Lien Leverage Ratio and the Consolidated Adjusted Interest Coverage Ratio, if there has occurred at any time after the Closing Date a Permitted Acquisition or Disposition of assets during the relevant period, Consolidated Adjusted EBITDA shall be calculated on a Pro Forma Basis (as defined below) pursuant to this definition; provided that, notwithstanding the foregoing, when calculating Consolidated Adjusted Leverage Ratio for purposes of determining compliance with Section 7.11(a) and for purposes of determining Consolidated Adjusted Interest Coverage Ratio for purposes of determining compliance with Section 7.11(b), any acquisition or Disposition that has occurred subsequent to the end of the applicable measurement period shall not be given pro forma effect. For purposes of this definition, “Pro Forma Basis” means, with respect to the preparation of pro forma financial statements for the purpose of the adjustment to Consolidated Adjusted EBITDA (1) relating to any such Permitted Acquisition, on the basis that (A) any Indebtedness incurred or assumed in connection with such acquisition was incurred or assumed on the first day of the applicable period, (B) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period either at the rate in effect on the date of such acquisition or the applicable rate experienced over the period (to the extent known), and (C) all income and expense associated with the assets or entity acquired in connection with such Permitted Acquisition for the most recently ended four Fiscal Quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Holdings and its Subsidiaries on a pro forma basis for the portion of the applicable period occurring prior to the date such acquisition or consolidation has occurred without giving effect to any cost savings, operating expense reductions and cost synergies, except such cost savings, operating expense reductions and cost synergies that are reasonably identifiable and factually supportable, projected by a Responsible Officer of Holdings in good faith to be realized during such period

(calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken by Holdings or any of its Subsidiaries in connection with such Permitted Acquisition and net of the amount of actual benefits realized during such period from such actions that are otherwise included in the calculation of Consolidated Adjusted EBITDA; provided that the aggregate amount of cost savings, operating expense reductions and cost synergies added back pursuant to this clause (C), and clause (q) in the paragraph directly above, for any period shall not exceed 7.0% of Consolidated Adjusted EBITDA for such period calculated on a Pro Forma Basis after giving effect to all adjustments thereto and (2) relating to any Disposition of assets, a pro forma adjustment of Consolidated Adjusted EBITDA, to include, as of the first day of any applicable period, such Dispositions, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of any such permitted asset dispositions consummated during such period calculated on a basis consistent with GAAP and SEC Regulation S-X of the Securities Exchange Act of 1934, as amended.

“Consolidated Adjusted First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated First Lien Funded Indebtedness (net of unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries in an amount not to exceed $20,000,000) as of such date to (b) Consolidated Adjusted EBITDA for the most recently completed Measurement Period.

“Consolidated Adjusted Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently completed Measurement Period to (b) Consolidated Cash Interest Charges for such Measurement Period.

“Consolidated Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (net of unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries in an amount not to exceed $20,000,000) as of such date to (b) Consolidated Adjusted EBITDA for the most recently completed Measurement Period.

“Convertible Securities” means (i) any rights, options or warrants to acquire Common Stock or any other capital stock of Parent or any Subsidiary of Parent (including the Warrants and the warrants issued to Sponsor in connection with the New Money Investment), and (ii) any notes, debentures, shares of preferred stock or other securities or rights that are convertible or exercisable into, or exchangeable for, Common Stock or any capital stock of Parent or any Subsidiary of Parent.

“New Money Investment” means the consummation of the transactions contemplated by the Securities Purchase Agreement dated as of July 30, 2014 by and among Parent and the Investors (as defined therein).

“Private Side Lender” means a Lender that is not a Public Lender.

“Warrants” means the warrants issued to the Lenders pursuant to the Warrant Agreement.

“Warrant Agreement” means the Warrant Agreement dated July 30, 2014 by and between Parent and Continental Stock Transfer & Trust Company, as Warrant Agent, providing for the issuance by the Company of up to 2,958,670 shares of Common Stock of Parent to the Lenders.

(b) Section 1.01 of the Term Loan Agreement is hereby amended by amending and restating the definition of “Measurement Period” in its entirety as follows:

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of Holdings; provided that solely for purpose of determining Consolidated Adjusted EBITDA for the purposes of Section 7.11(c) as of the last day of the Fiscal Quarter ending (i) March 31, 2015, the Measurement Period shall be the two Fiscal Quarters of Holdings then ended and (ii) June 30, 2015, the Measurement Period shall be the three Fiscal Quarters of Holdings then ended.

(c) Section 1.01 of the Term Loan Agreement is hereby amended by amending each of the definitions of “Immaterial Subsidiary” and “Permitted Acquisition” by replacing each instance of the term “Consolidated EBITDA” therein with the term “Consolidated Adjusted EBITDA”.

(d) Section 2.03(d) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(d) Call Premium. Each prepayment of Initial Term Loans occurring on or prior to March 31, 2016 pursuant to this Section 2.03 for any reason (which shall be deemed for these purposes to include any assignments of non-consenting Lenders pursuant to Section 10.13, but shall exclude any assignments pursuant to Section 3.06(b) or 10.06(b)(vii)), other than a prepayment required by Sections 2.03(b)(i), (ii) and (iv), shall be accompanied by a premium payable by Borrowers equal to (i) if such prepayment or payment is made on or prior to March 31, 2015, 2% of the principal amount of the Initial Term Loans so prepaid, and (ii) if such prepayment or payment is made after March 31, 2015 but on or prior to March 31, 2016, 1% of the principal amount of the Initial Term Loans so prepaid.

(e) Section 2.06(a) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(a) Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus 8.25% and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus 7.25%; provided that, notwithstanding any other provision of the Term Loan Agreement, (x) a portion of such interest accrued at a rate per annum of 1.75% shall be paid by increasing the outstanding principal amount of the Term Loans outstanding on a quarterly basis (unless the context otherwise requires, for all purposes hereof, references to “principal amount” of the Term Loans includes any interest so capitalized and added to the principal amount of the Loans from and after the end of the quarterly period on which such interest has been so added) by the amount of such interest that has accrued since July 30, 2014 or the last day of the most recent calendar quarter and (y) a portion of such interest accrued at a rate per annum of 0.25% shall be paid in cash on a monthly basis (notwithstanding the payment of other cash interest on the applicable Interest Payment Date).

(f) Section 2.06(c) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(c) Except for the portion of accrued interest paid in accordance with the proviso in Section 2.06(a), interest on the Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(g) Section 2.06 of the Term Loan Agreement is hereby amended by adding a new subsection (d) as follows:

(d) Notwithstanding anything to the contrary contained herein, if (1) the Term Loans remain outstanding after the fifth anniversary of the date hereof and (2) the aggregate amount of the accrued but unpaid interest on the Term Loans (including any amounts treated as interest for federal income tax purposes, such as original issue discount) as of any Testing Date occurring after such fifth anniversary exceeds an amount equal to the Maximum Accrual, then all such accrued but unpaid interest on the Term Loans (including any amounts treated as interest for federal income tax purposes, such as original issue discount) as of such time in excess of an amount equal to the Maximum Accrual shall be paid in cash by the Borrowers to the holders thereof on such Testing Date, it being the intent of the parties hereto that the deductibility of interest under the Term Loans shall not be limited or deferred by reason of Sections 163(e)(5) and 163(i) of the Code. For these purposes, the “Maximum Accrual” is an amount equal to the product of such Term Loans’ issue price (as defined in Code Sections 1273(b) and 1274(a)) and their yield to maturity, and a “Testing Date” is any Interest Payment Date and the date on which any “accrual period” (within the meaning of Section 1272(a)(5) of the Code) closes. Any accrued interest on a Term Loan which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on such Term Loan is made.

(h) Section 6.01(c) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(c) promptly after provision thereof to the Board of Directors (or any executive committee thereof) of Parent, Holdings or any Borrower, monthly operating financial reports, including all such operating financial information provided and flash reports by segment (which shall include gross sales, operating margins and similar information for such period), provided that the Administrative Agent shall only distribute the materials delivered pursuant to this paragraph (c) to the Private Side Lenders; and

(i) Section 6.14 of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

Section 6.14	Lenders’ Meetings.

(a) Participate in quarterly telephonic conference calls with the Administrative Agent and the Lenders following each delivery of financial statements under Section 6.01(a) and (b) hereof, which, at the option of Borrowers, may be (a) the same telephonic conference call held for the holders of publicly traded equity securities of a Borrower or any of its direct or indirect parent companies or (b) at such other time as may be agreed to by Borrowers and the Administrative Agent.

(b) Participate in a monthly call with the Private Side Lenders, which call shall be led by the Chief Executive Officer and management team of Holdings and each Borrower, and shall be joined by Alvarez & Marsal (while such advisor continues to be engaged by Parent, Holdings or the Borrowers), regarding operations, liquidity, payables and similar information with respect to Holdings and each Borrower.

(j) Section 7.06(b) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(b) Subsidiaries of Holdings may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Subsidiary;

(k) Section 7.06(c) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(c) Subsidiaries of Holdings may purchase, redeem or otherwise acquire Equity Interests issued by them with the proceeds received from the substantially concurrent issue of new shares of their common stock or other common Equity Interests;

(l) Section 7.06(e) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(e) [RESERVED]

(m) Section 7.11 of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

Section 7.11. Financial Covenants.

(a) Consolidated Adjusted Leverage Ratio. Permit the Consolidated Adjusted Leverage Ratio as at the end of any Measurement Period ending as of the last day of any Fiscal Quarter set forth below to be greater than the ratio (the “Maximum Consolidated Leverage Ratio”) set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Maximum Consolidated Leverage Ratio
September 30, 2015	11.20:1.00
December 31, 2015	8.60:1.00
March 31, 2016	8.00:1.00
June 30, 2016	7.40:1.00
September 30, 2016	7.00:1.00
December 31, 2016 and thereafter	6.30:1.00

(b) Consolidated Adjusted Interest Coverage Ratio. Permit the Consolidated Adjusted Interest Coverage Ratio as of the end of any Measurement Period ending as of the last day of any Fiscal Quarter set forth below to be less than the ratio (the “Minimum Interest Coverage Ratio”) set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Minimum Interest Coverage Ratio
September 30, 2015	1.25:1.00
December 31, 2015	1.55:1.00
March 31, 2016	1.70:1.00
June 30, 2016	1.75:1.00
September 30, 2016	1.75:1.00
December 31, 2016 and thereafter	1.75:1.00

(c) Minimum Consolidated Adjusted EBITDA. Maintain as at the end of any Measurement Period ending as of the last day of any Fiscal Quarter set forth below Consolidated Adjusted EBITDA of not less than the amount set forth below; provided that for purposes of this Section 7.11(c), Consolidated Adjusted EBITDA for the period ending (x) March 31, 2015, Consolidated Adjusted EBITDA shall be calculated on the basis of the two Fiscal Quarters then ended and (y) June 30, 2015, Consolidated Adjusted EBITDA shall be calculated on the basis of the three Fiscal Quarters then ended:

Fiscal Quarter	Consolidated Adjusted EBITDA
March 31, 2015	$10,876,675
June 30, 2015	$15,737,374

(n) Section 8.01(c) of Term Loan Agreement is hereby amended by replacing the text “subsection (a) or (b) above” with “subsection (a), (b) or (l) of this Section 8.01)”.

(o) Section 8.01 of the Term Loan Agreement is hereby amended by including the following additional subsection (l):

(l) Issuance of Warrants. Parent fails to perform any of the covenants and agreements set forth in Section 6(b) or (c) of Amendment Number One, and any such failure continues unremedied for 15 days after written notice by the Administrative Agent (at the request, or with the written consent, of the Required Lenders) is delivered to Parent and the Borrowers; provided such remedy period may be extended by the Administrative Agent (in its discretion) or by the written consent of the Required Lenders; and provided further, that notwithstanding anything herein to the contrary, no Event of Default shall occur under this clause (l) unless and until, after the expiration of such remedy period (including any extensions thereof) and the Required Lenders designate such failure as an Event of Default in writing to Parent, the Borrowers and the Administrative Agent.

(p) Section 8.03(b) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(b) Consolidated Adjusted EBITDA shall be increased by an amount equal to the Cure Contribution, solely for the purpose of determining compliance with such financial covenant in any Measurement Period during which the Cure Contribution was made, and not for any other purpose under this Agreement;

(q) Section 10.06(b)(iii)(A) of the Term Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

(A) the consent of Borrower Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower Agent shall consent to any such assignment within three Business Days (or shall be deemed to have consented as provided below) unless (and only unless) such assignment is to any direct competitor or customer, or any controlling or controlled Affiliate of any direct competitor or customer, of Holdings, any Borrower or any of their Subsidiaries; provided, further, that Borrower Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within such three Business Days after having received a written request therefor and Borrower Agent objects because such assignment is to a direct competitor or customer, or any controlling or controlled Affiliate of a direct competitor or customer, of Holdings, any Borrower or any of their Subsidiaries; and

4. Amendment Fee. Borrowers shall pay to Administrative Agent, for the ratable account of each Lender’s Term Loans, a fee (“Amendment Fee”) of 0.5% of the aggregate principal amount of Term Loans outstanding on the date hereof. The Amendment Fee shall be earned and shall be payable on (and subject to the occurrence of) the Amendment Effective Date, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Loan Documents.

5. Conditions Precedent to Amendment Effectiveness. The satisfaction (or waiver in writing by the Administrative Agent and the Required Lenders) of each of the following shall constitute conditions precedent to the effectiveness of the waiver set forth in Section 2 above and the amendments set forth in Section 3 above (the date and time upon which all such conditions precedent have been satisfied or waived being the “Amendment Effective Date”):

(a) Administrative Agent and legal counsel to the Required Lenders shall have received this Amendment, duly executed and delivered by the parties hereto, and the same shall be in full force and effect.

(b) Administrative Agent and legal counsel to the Required Lenders shall have received a copy of an amendment to the ABL Credit Agreement in the form of Exhibit A hereto (the “ABL Amendment”), duly executed and delivered by the parties thereto, and the same (including the amendments to the ABL Credit Agreement contained therein) shall be in full force and effect or shall be in full force and effect concurrently upon the effectiveness of this Amendment.

(c) Administrative Agent and legal counsel to the Required Lenders shall have received the consent of the ABL Agent to this Amendment.

(d) The New Money Investment shall have been consummated in accordance with the Securities Purchase Agreement in the form attached as Exhibit B hereto (the “Securities Purchase Agreement”).

(e) Borrowers shall have paid to Administrative Agent the Amendment Fee in immediately available funds.

(f) The Warrant Agreement shall have been executed by Parent and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent thereunder (the “Warrant Agent”), and become effective, an executed copy of which shall have been delivered to the Administrative Agent and legal counsel to the Required Lenders.

(g) An order instructing the Warrant Agent to irrevocably issue the Warrants to the Lenders in accordance with the terms of this Amendment, which shall be acknowledged by the Warrant Agent, and the Warrant Agreement shall have been delivered to the Warrant Agent and countersigned by the Warrant Agent.

(h) The Company shall have executed the Warrants to be issued to each Lender with respect to the number of Warrants set forth opposite each Lender’s name on the Schedule of Warrantholders (which Schedule has been delivered to the Company and the Warrant Agent by the Administrative Agent prior to the date hereof) (the “Warrant Schedule”), and the Warrant Agent shall have countersigned each such Warrant.

(i) Any and all other documents required to be delivered by Parent in order for Warrant Agent to validly issue the Warrants in accordance with the terms of this Amendment and the Warrant Agreement (including, but not limited to, any opinion of counsel) shall have been executed (if applicable) and delivered by Parent to Warrant Agent and an executed (if applicable) copy of each such document shall have been delivered to the Administrative Agent and legal counsel to the Required Lenders.

(j) Administrative Agent and legal counsel to the Required Lenders shall have received the financial projections of Holdings and the Borrowers through December 31, 2016, reasonably acceptable to the Required Lenders; provided that, for purposes of determining satisfaction or compliance with the conditions specified in this paragraph (j), each of Administrative Agent and each Lender that has delivered an executed counterpart to this Amendment shall be deemed to have accepted such financial projections which have been so received.

(k) Administrative Agent and legal counsel to the Required Lenders shall have received a certificate from an authorized officer of each of Parent, Holdings and each Borrower in such capacity (i) attesting that the copies of each of Parent’s, Holdings’ and Borrowers’ Organizational Documents, as previously delivered to the Administrative Agent in connection with the Term Loan Agreement, are in effect as of the Amendment Effective Date, and that there have been no amendments, restatements, supplements or other modifications to such Organizational Documents since the Closing Date, (ii) attesting to the resolutions of each of Parent’s, Holdings’ and Borrowers’ respective board of directors authorizing its execution, delivery, and performance of this Amendment, (iii) authorizing specific officers of Holdings or Borrowers, as applicable, to execute the same, and (iv) attesting to the incumbency and signatures of such specific officers of Holdings or Borrowers, as applicable.

(l) Administrative Agent and legal counsel to the Required Lenders shall have received a certificate of status with respect to each of Parent, Holdings, and each Borrower, dated within ten days of the Amendment Effective Date (or such earlier date as may be agreed to in writing by Administrative Agent), such certificate to be issued by the appropriate officer of the jurisdiction of organization of Parent, Holdings and each Borrower, as applicable, which certificates shall indicate that each of Parent, Holdings and each Borrower is in good standing in such jurisdiction.

(m) Administrative Agent and legal counsel to the Required Lenders shall have received a certificate of Parent attesting to the compliance with the terms of the Securities Purchase Agreement of each of the parties thereto.

(n) All invoiced fees and expenses of the Required Lenders and the Administrative Agent (including fees and expenses of legal counsel and financial advisors), in each case to the extent required to be paid by the Borrowers pursuant to the Loan Documents or otherwise, shall have been paid.

(o) The representations and warranties contained herein shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent of any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, after giving effect to this Amendment, including the waiver set forth in Section 2 hereof and the consummation of the transactions contemplated herein, as though made on such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent of any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(p) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Parent, Holdings, any Borrower, the Administrative Agent or any Lender.

(q) No Default or Event of Default (except for the Specified Defaults) shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein to occur on the Effective Date, in the ABL Amendment or in the New Money Documents.

(r) All of the shares of Common Stock issuable upon exercise of all Warrants shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

(s) The Borrowers shall have received as an equity contribution the net proceeds of the New Money Investment in an amount not less than $14,500,000.

6. Covenants.

(a) Each of Holdings and each Borrower hereby covenants and agrees that each Borrower shall, to the extent not previously delivered to the Administrative Agent, deliver to the Administrative Agent copies of each of the documents executed by Parent or any Loan Party to effect the New Money Investment (together with this Amendment and the ABL Amendment, collectively, the “New Money Documents”), in each case no later than the later to occur of the Amendment Effective Date and two Business Days after the due execution thereof by the parties thereto, and the same shall be in full force and effect; provided for the avoidance of doubt, delivery of such copies may be satisfied by sending copies (if .pdf or other file format) via electronic mail.

(b) Parent hereby covenants and agrees that it shall cause the Warrant Agent to (i) send (or otherwise cause to be sent) via first class mail or overnight carrier to each Lender party hereto a warrant certificate in the form attached as Exhibit A to the Warrant Agreement with respect to the number of Warrants set forth opposite each such Lender’s name on the Warrant Schedule within three Business Days after the Amendment Effective Date, and (ii) send (or otherwise cause to be sent) via first class mail or overnight carrier to each other Person identified as a Lender on the Warrant Schedule that is not a party to this Amendment (each such Lender, a “Non-party Lender”) a certification form in the form attached as Exhibit C hereto (the “Certification for Receipt of Warrants”), within five Business Days after the Amendment Date.

(c) Parent hereby covenants and agrees that, within three Business Days following the receipt by Kirkland & Ellis LLP of any Non-party Lender’s properly completed Certification for Receipt of Warrants in accordance with the terms thereof, Parent shall direct the Warrant Agent to deliver, and within 5 Business Days after such notice, Warrant Agent shall send (or Parent will otherwise cause to be sent) via first class mail or overnight carrier to such Non-party Lender a warrant certificate in the form attached as Exhibit A to the Warrant Agreement with respect to the number of Warrants set forth opposite such Lender’s name on the Warrant Schedule.

7. Representations and Warranties of Holdings and Borrowers. Holdings and each Borrower jointly represent and warrant to the Administrative Agent and the Lenders on the date hereof that:

(a) Each Loan Party and each Subsidiary thereof (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under this Amendment, the Loan Documents and the New Money Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by each Loan Party of this Amendment, each Loan Document and New Money Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, or require any payment to be made under (A) any material contract to which such Person is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law, except, with respect to clauses (ii) and (iii), for such violations, conflicts, breaches or contraventions that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Document or New Money Document or for the consummation of the transactions contemplated by this Amendment, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (with such priority as provided in the ABL Intercreditor Agreement) or (iv) other than pursuant to applicable Law in connection with the exercise of remedies with respect to the Collateral, the exercise by the Administrative Agent or any Lender of its rights under this Amendment, the Loan Documents and the New Money Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

(d) This Amendment has been, and each other New Money Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Amendment constitutes, and each other New Money Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

(e) Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties (including the Act), except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f) The representations and warranties in this Amendment, the Term Loan Agreement, the Loan Documents and the other New Money Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent of any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, after giving effect to this Amendment including the waiver set forth in Section 2 above and the consummation of the transactions contemplated herein, as though made on such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(g) This Amendment and the other New Money Documents to which it is a party have been entered into without force or duress, of the free will of such Person, and the decision of such Person to enter into this Amendment and the other New Money Documents to which it is a party is a fully informed decision and such Person is aware of all legal and other ramifications of each such decision.

(h) Such Person has read and understands this Amendment and the other New Money Documents to which it is a party, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment and the other New Money Documents to which it is a party, has read this Amendment and the other New Money Documents to which it is a party in full and final form, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

8. Representations and Warranties of Parent. Parent represents and warrants to the Administrative Agent and the Lenders on the date hereof that:

(a) Parent is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Warrant Agreement and the Warrants.

(b) The execution, delivery and performance by Parent of the Warrant Agreement and the Warrants have been duly authorized by all necessary corporate action, and do not and will not (i) contravene the terms of any of Parent’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, or require any payment to be made under (A) any material contract to which Parent is a party (except, with respect to this clause (ii)(A), for such violations, conflicts, breaches or contraventions that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Parent or its property is subject, or (iii) violate any Law.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Parent of the Warrant Agreement and the Warrants, assuming the Warrant Shares have been approved for listing on NASDAQ, subject only to official notice of issuance.

(d) The Warrant Agreement and the Warrants, when delivered hereunder, will have been duly executed and delivered by Parent.

(e) The Warrant Agreement and the Warrants when so delivered will constitute, a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

(f) The common stock of Parent issuable in accordance with the Warrant Agreement and the Warrants has been duly authorized and, when issued in accordance with the Warrant Agreement and the Warrants, will be validly issued, fully paid and non-assessable.

(g) Parent’s Organization Documents authorize a sufficient number of unissued shares of common stock to permit the exercise in full of all rights under the Warrant Agreement and the Warrants, and Parent has reserved a number of its authorized but unissued shares of common stock sufficient to permit the exercise in full of all rights under the Warrant Agreement and the Warrants.

(h) The authorized, issued and outstanding capital stock of Parent as of April 14, 2014 is as set forth in Parent’s Annual Report on Form 10-Q for the quarter ended March 31, 2014 and filed with the SEC on May 15, 2014. As of the date hereof, 22,120,023 shares of Common Stock are issued and outstanding. Other than in the categories, and in the aggregate amount of Common Shares issuable in respect of each such category, as set forth on Schedule 8(h) and, other than the Warrants and the warrants to be issued pursuant to the Securities Purchase Agreement, as of the date hereof, Parent does not have outstanding as of the date hereof any options, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible or exercisable into or exchangeable for, and Parent has not entered into any agreement giving any Person any right to subscribe for or acquire, any Common Stock or Convertible Securities, or securities, rights or obligations convertible or exercisable into or exchangeable for any Common Stock, Convertible Securities or other securities. The issuance and sale of any Securities will not obligate Parent to issue Common Stock or other securities to any Person (other than the Lenders and the Sponsor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under any securities issued by Parent (or in any agreement providing rights to security holders). To the knowledge of Parent, except as disclosed in the SEC Reports filed prior to the date hereof and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon Parent, beneficial ownership in excess of 5% of the outstanding Common Stock, other than the Warrants and the warrants to be issued to the Sponsor pursuant to the Securities Purchase Agreement. As of the date hereof, the Common Stock to be issued upon exercise of the Warrants represents 10% of the total number of shares of Common Stock outstanding (assuming the exercise of all of the Warrants and all of the warrants to be issued pursuant to the Securities Purchase Agreement). “Convertible Securities” means (i) any rights, options or warrants to acquire Common Stock or any other capital stock of Parent or any Subsidiary of Parent (including the Warrants and the warrants issuable pursuant to the Securities Purchase Agreement), and (ii) any notes, debentures, shares of preferred stock or other securities or rights that are convertible or exercisable into, or exchangeable for, Common Stock or any capital stock of Parent or any Subsidiary of Parent.

(i) SEC Reports; Financial Statements.

(i) Other than Parent’s Current Report on Form 8-K dated as of February 28, 2104 and filed with the SEC on April 21, 2014, Parent has filed all reports required to be filed by it with the SEC under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since May 21, 2013, on a timely basis or has received a valid extension of such time of filing. Such reports filed by Parent with the SEC under the Exchange Act since May 21, 2013 and prior to the date hereof, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by Parent under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports.”

(ii) As of their respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the SEC Reports filed by Parent complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by Parent, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which Parent is a party or to which the property or assets of Parent are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified therein pursuant to the rules and regulations of the SEC.

(iii) The financial statements of Parent included in the SEC Reports comply in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(j) None of Parent, any of its Affiliates or any Person acting on Parent’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by Parent of the Securities as contemplated hereby, or (ii) cause the distribution of the Warrants pursuant to the Warrant Agreement to be integrated with prior offerings by Parent for purposes of any applicable law, regulation or stockholder approval provisions, including under the rules and regulations of any Trading Market. Assuming the accuracy of the representations and warranties of the Lenders party hereto set forth in Section 9, no registration under the Securities Act is required for the distribution of the Warrants by Parent to the Lenders as contemplated by the Warrant Agreement. The sale and issuance of the Warrants does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted, assuming the Warrant Shares have been approved for listing on NASDAQ, subject only to official notice of issuance. Parent is not required to be registered as, and is not an Affiliate of, an

“investment company” within the meaning of the Investment Company Act of 1940, as amended. For purposes hereof, “Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, NASDAQ or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

(k) No vote of any class or series of capital stock of or any equity interests in or other securities of Parent is necessary to approve the issuance of the Warrants or the issuance of the Common Stock upon exercise of the Warrants

(l) Parent, on the date hereof immediately after giving effect to the transactions contemplated hereby to occur at or prior to the date hereof, will not be Insolvent (as defined below). For purposes of this Section 7(l), “Insolvent” means (i) the present fair saleable value of Parent’s assets is less than the amount required to pay Parent’s total Indebtedness, (ii) Parent is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) Parent has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted immediately following the date hereof.

9. Representations and Covenants of Certain Lenders.

(a) The Lenders party hereto represent and warrant that the Lenders party hereto, on and as of the date hereof, collectively hold Loans having an aggregate principal amount greater than a majority of the outstanding Loans on the date hereof and, such Lenders collectively constitute the Required Lenders. By executing this Amendment, the Lenders party hereto hereby request that the Administrative Agent execute this Amendment and take all actions required hereunder, including with respect to the Warrants.

(b) The Lenders party hereto acknowledge and agree that each Lender that is not a party hereto that not does not provide the Certification for Receipt of Warrants within 60 calendar days from the date of this Amendment may be deemed to have declined to receive the Warrants allocated to it on the Warrant Schedule and such Warrants may be deemed cancelled (and no Warrant allocated to any Lender not party hereto shall be exercisable prior to receipt of such certificate).

(c) Each of the Lenders party hereto represents and warrants as follows:

(i) It is an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act.

(ii) It either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrants, and has so evaluated the merits and risks of such investment.

(iii) It will not offer or sell the Warrants by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

(iv) It understands that the Warrants are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(v) It is understood that certificates evidencing the Warrants will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in the Warrant Agreement.

(vi) It is a resident of that jurisdiction specified below its address set forth on the Warrant Schedule.

(d) Each Lender party hereto acknowledges and agrees that Parent is relying upon the representations and warranties set forth in Section 9(c) above in issuing the Warrants and shall be entitled to rely upon such representations and warranties.

10. Payment of Costs and Fees. Borrowers shall pay to Administrative Agent and each Lender, promptly upon invoice, all costs and expenses (including the fees and expenses of professional advisors to the Administrative Agent and the Lenders) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto and the transactions contemplated herein and therein. In addition thereto, each Borrower agrees to promptly reimburse Administrative Agent and each Lender on demand for its costs arising out of this Amendment and all documents or instruments relating hereto and the transactions contemplated herein and therein (which costs may include the fees and expenses of any attorneys retained by Administrative Agent or any Lender).

11. Release.

(a) By its execution hereof and in consideration of the mutual covenants contained herein and other accommodations granted to the Loan Parties hereunder, each Loan Party, on behalf of itself and each of its Subsidiaries, and its or their successors, assigns and agents, hereby expressly forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), causes of action (whether direct or derivative in nature), demands, suits, costs, expenses and damages (collectively, the “Claims”) any of them may, as a result of actions or inactions occurring on or prior to the date hereof, have or allege to have as of the date hereof (and all defenses that may arise out of any of the foregoing) of any nature, description, or kind whatsoever, based in whole or in part on facts, whether actual, contingent or otherwise, now known, unknown, or subsequently discovered, whether arising in law, at equity or otherwise, against the Administrative Agent or any Lender, their respective affiliates, agents, principals, managers, managing members, members, stockholders, “controlling persons” (within the meaning of the United States federal securities laws), directors, officers, employees, attorneys, consultants, advisors, agents, trusts, trustors, beneficiaries, heirs, executors and administrators of each of the foregoing (each a “Releasee” and collectively, the “Releasees”) arising out of, or relating to, this Amendment, the Term Loan Agreement, the other Loan Documents and any or all of the actions and transactions contemplated hereby or thereby, including any actual or alleged performance or non-performance of any Releasee hereunder or under the other Loan Documents. Each Loan Party hereby acknowledges that the agreements in this Section 11(a) are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Claims. In entering into this Amendment, each Loan Party expressly disclaims any reliance on any representations, acts, or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof.

(b) Each Lender party hereto and Administrative Agent, (i) on behalf of itself and each of its subsidiaries, and its successors, assigns and agents, and (ii) to the extent permitted or allowed by applicable Law and by the terms of the Term Loan Agreement, on behalf of all Lenders, their subsidiaries, successors, assigns and agents, hereby expressly forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), causes of action (whether direct or derivative in nature), demands, suits, costs, expenses and damages (collectively, the “Released Claims”) any of them may, as a result of actions or inactions occurring on or prior to the date hereof, have or allege to have as of the date of this Amendment (and all defenses that may arise out of any of the foregoing) of any nature, description, or kind whatsoever, based in whole or in part on facts, whether actual, contingent or otherwise, now known, unknown, or subsequently discovered, whether arising in law, at equity or otherwise, against Parent, Holdings, each Borrower, Monomoy Capital Partners, L.P., and Monomoy Capital Partners II, L.P., and their respective Affiliates, agents, principals, managers, managing members, members, stockholders, “controlling persons” (within the meaning of the United States federal securities laws), directors, officers, employees, attorneys, consultants, advisors, agents, trusts, trustors, beneficiaries, heirs, executors and administrators of each of the foregoing (collectively, the “Released Parties”) arising out of, relating to, or otherwise based on (i) this Amendment, (ii) such Released Party’s relationship, responsibilities, actions or omissions (whether as a stockholder, lender, agent for a lender, director, officer, employee or otherwise) with Parent, any Loan Party or any of their respective Subsidiaries, or (iii) such Released Party’s ownership and operation of the business of (or payments, distributions or dividends previously made to or received from) Parent, any Loan Party or any of their respective Subsidiaries. Each party hereby acknowledges that the agreements in this Section 11(b) are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Claims. In entering into this Amendment, each Lender party hereto and the Administrative Agent expressly disclaims any reliance on any representations, acts, or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof. Notwithstanding the foregoing, the release set forth in this Section 11(b) does not provide a release for (i) any future breach of the obligations under the Term Loan Agreement and/or any other Loan Document, in each case as amended hereby, nor (ii) any breach or violation of the Term Loan Agreement or any other Loan Document that has occurred and is continuing after such documents are amended in accordance with this Amendment.

(c) The provisions of this Section 11 shall survive the termination of the Loan Documents and the payment in full in cash of all Obligations of the Loan Parties under or in respect of the Term Loan Agreement and other Loan Documents and all other amounts owing thereunder.

12. Choice of Law and Venue; Jury Trial Waiver. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING APPLICABLE LAW, WAIVER OF JURY TRIAL AND JURISDICTION SET FORTH IN SECTIONS 10.14 AND 10.15, RESPECTIVELY, OF THE TERM LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

13. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 10.01 of the Term Loan Agreement.

14. Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the other New Money Documents, the Term Loan Agreement (as amended by this Amendment) and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

15. Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, Holdings and each Borrower shall, and shall cause each of their Subsidiaries to, execute and deliver all agreements, documents and instruments, in form and substance satisfactory to Administrative Agent, and take all actions as the Administrative Agent may reasonably request from time to time to (a) correct any material defect or error that may be discovered in any Loan Document or New Money Document or in the execution, acknowledgment, filing or recordation thereof, (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and reregister any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Amendment, the Loan Documents or the New Money Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents or Section 6.11 of the Term Loan Agreement, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or the New Money Documents or under any other instrument executed in connection with any Loan Document or New Money Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so, and (c) consummate fully the transactions contemplated under this Amendment and the other New Money Documents.

16. Effect on Loan Documents.

(a) The Term Loan Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Administrative Agent or any Lender under the Term Loan Agreement or any other Loan Document. Except for the waivers and amendments expressly set forth herein, the Term Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The waivers and amendments set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Term Loan Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by any Borrower remains in the sole and absolute discretion of the Lenders.

(b) Upon and after the effectiveness of this Amendment, each reference in the Term Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Term Loan Agreement, and each reference in the other Loan Documents to “the Term Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Term Loan Agreement, shall mean and be a reference to the Term Loan Agreement as modified and amended hereby.

(c) This Amendment is a Loan Document.

(d) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including”

shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in this Amendment, shall be construed to refer to this Amendment in its entirety and not to any particular provision hereof, (iv) all references in this Amendment to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Amendment or the other Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

17. Reaffirmation of Obligations. Holdings, each Borrower and each Guarantor hereby reaffirms its obligations under each Loan Document to which it is a party. Holdings, each Borrower and each Guarantor hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guarantees and the Collateral Agreement or any other Loan Document, to the Administrative Agent, for the benefit of the Lenders, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

18. Ratification. Holdings, each Borrower and each Guarantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Term Loan Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

19. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, then, to the fullest extent permitted by law, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Termination. This Amendment shall automatically terminate if each of the conditions precedent set forth in Section 5 above is not satisfied (or properly waived) on or before August 5, 2014.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ANCHOR HOCKING, LLC,
as Borrower Agent and Borrower

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

ONEIDA LTD.,
as Borrower

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

UNIVERSAL TABLETOP, INC.,
as Holdings

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

BUFFALO CHINA, INC. DELCO INTERNATIONAL, LTD. SAKURA, INC. THC SYSTEMS, INC. KENWOOD SILVER COMPANY, INC. ONEIDA SILVERSMITHS INC. ONEIDA INTERNATIONAL INC. ONEIDA FOOD SERVICE, INC., as Guarantors

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Kelvin Ji
	Name:	Kelvin Ji
	Title:	Director

By:	/s/ Benjamin Souh
	Name:	Benjamin Souh
	Title:	Vice President

ColumbusNova CLO IV Ltd. 2007-II

By:	Columbus Nova Credit Investments Management, LLC, its Collateral Manager

By:	/s/ Robert Ranocchia
	Name:	Robert Ranocchia
	Title:	Authorized Signatory

Primus CLO II, Ltd.

By:	CypressTree Investment Management, LLC, its Collateral Manager

	By:	/s/ Robert Ranocchia
	Name:	Robert Ranocchia
	Title:	Authorized Signatory

Bridgeport CLO Ltd.
Schiller Park CLO Ltd.
Bridgeport CLO II Ltd.

By:	Deerfield Capital Management LLC, its Collateral Manager

	By:	/s/ Robert Ranocchia
		Name:	Robert Ranocchia
		Title:	Authorized Signatory

CIFC Funding 2007-I, Ltd.
CIFC Funding 2007-II, Ltd.
CIFC Funding 2011-I, Ltd.
CIFC Funding 2012-I, Ltd.
CIFC Funding 2012-II, Ltd.
CIFC Funding 2012-III, Ltd.
CIFC Funding 2013-I, Ltd.
CIFC Funding 2013-II, Ltd.
CIFC Funding 2013-III, Ltd.

By:	CIFC Asset Management LLC, its Collateral Manager

By:	/s/ Robert Ranocchia
Name:	Robert Ranocchia
Title:	Authorized Signatory

Nationwide Mutual Fire Insurance Company,
as Lender

By:	/s/ Chetan K. Patel
	Name:	Chetan K. Patel
	Title:	Authorized Signatory

Nationwide Life Insurance Company,
as Lender

By:	/s/ Chetan K. Patel
	Name:	Chetan K. Patel
	Title:	Authorized Signatory

Nationwide Defined Benefit Master Trust,
as Lender

By:	/s/ Chetan K. Patel
	Name:	Chetan K. Patel
	Title:	Authorized Signatory

Oppenheimer Master Loan Fund, LLC,
as Lender

By:	/s/ LISA CHAFFEE
	Name:	LISA CHAFFEE
	Title:	VICE PRESIDENT

Brown Brothers Harriman & Co. acting as agent for OppenheimerFunds, Inc.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of the Lender named below.

Oppenheimer Master Loan Fund, LLC,

/s/ LISA CHAFFEE
Name:	LISA CHAFFEE
Title:	VICE PRESIDENT

Brown Brothers Harriman & Co. acting as agent for OppenheimerFunds, Inc.

Dated: July 30, 2014

Oppenheimer Senior Floating Rate Fund,
as Lender

By:	/s/ LISA CHAFFEE
	Name:	LISA CHAFFEE
	Title:	VICE PRESIDENT

Brown Brothers Harriman & Co. acting as agent for OppenheimerFunds, Inc.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of the Lender named below.

Oppenheimer Senior Floating Rate Fund,

/s/ LISA CHAFFEE
Name:	LISA CHAFFEE
Title:	VICE PRESIDENT

Brown Brothers Harriman & Co. acting as agent for OppenheimerFunds, Inc.

Dated: July 30, 2014

WESTERN ASSET MANAGEMENT COMPANY, as Investment Manager and agent on behalf of certain of its clients

By:	/s/ NAVEEN K. KHOSLA
Name:	NAVEEN K. KHOSLA
Title:	MANAGER, SECURITIES OPERATIONS

as Lender,

Voya Prime Rate Trust
By:	Voya Investment Management Co. LLC,
as its investment manager

Voya Senior Income Fund
By:	Voya Investment Management Co. LLC,
as its investment manager

Voya Floating Rate Fund
By:	Voya Investment Management Co. LLC,
as its investment manager

ISL Loan Trust
By:	Voya Investment Management Co. LLC,
as its investment advisor

ISL Loan Trust II
By:	Voya Investment Management Co. LLC,
as its investment advisor

ING (L) Flex – Senior Loans
By:	Voya Investment Management Co. LLC,
as its investment manager

Voya Investment Trust Co. Plan for Employee Benefit
Investment Funds – Voya Senior Loan Trust Fund
By:	Voya Investment Trust Co. as its trustee

IBM Personal Pension Plan Trust
By:	Voya Investment Management Co. LLC,
as its investment manager

ING Euro Loans Fund I, LLC
By:	Voya Alternative Asset Management LLC,
as its managing member

Voya CLO 2011-1, Ltd.
By:	Voya Alternative Asset Management LLC,
as its portfolio manager

Voya CLO 2012-1, Ltd.
By:	Voya Alternative Asset Management LLC,
as its portfolio manager

BayernInvest Alternative Loan-Fonds
By:	Voya Investment Management Co. LLC,
as its investment manager

Voya CLO 2012-2, Ltd.
By:	Voya Alternative Asset Management LLC,
as its investment manager

Voya CLO 2012-3, Ltd.
By:	Voya Alternative Asset Management LLC,
as its investment manager

Voya CLO 2012-4, Ltd.
By:	Voya Alternative Asset Management LLC,
as its investment manager

California Public Employees’ Retirement System
By:	Voya Investment Management Co. LLC,
as its investment manager

Voya CLO 2013-1, Ltd.
By:	Voya Alternative Asset Management LLC,
as its investment manager
New Mexico State Investment Council

By.	Voya Investment Management Co. LLC,
as its investment manager

Voya CLO 2013-2, Ltd.
By:	Voya Alternative Asset Management LLC,
as its investment manager

By:	/s/ Ralph E. Bucher
	Name:	Ralph E. Bucher
	Title:	Senior Vice President

EXHIBIT A

EXHIBIT B

EXHIBIT C

Certification for Receipt of EveryWare Warrants

* * * ATTENTION: ACTION REQUIRED * * *

AS A TERM LENDER, YOU ARE ENTITLED TO RECEIVE PENNY WARRANTS TO PURCHASE SHARES OF COMMON STOCK IN EVERYWARE GLOBAL, INC. YOU ARE ENTITLED TO RECEIVE THE WARRANTS FREE OF CHARGE IN ACCORDANCE WITH THE AMENDMENT REFERENCED BELOW.

HOWEVER, YOU MUST COMPLETE AND RETURN THIS CERTIFICATE BY NO LATER THAN SEPTEMBER 28, 2014. OTHERWISE YOU WILL LOSE THE RIGHT TO RECEIVE SUCH WARRANTS.

* * * ATTENTION: ACTION REQUIRED * * *

Reference is made to the Waiver and Amendment Number One to Term Loan Agreement (the “Amendment”), dated as of July 30, 2014, by and among ANCHOR HOCKING, LLC, a Delaware limited liability company (“Anchor”), ONEIDA LTD., a Delaware corporation (“Oneida” and together with Anchor, each individually, a “Borrower” and collectively “Borrowers”), UNIVERSAL TABLETOP, INC., a Delaware corporation (“Holdings”), the Lenders party to the Term Loan Agreement (defined below) listed on the signature pages thereto and constituting the Required Lenders, each other Subsidiary of Holdings party thereto (collectively, the “Guarantors”), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (“Administrative Agent”), and EVERYWARE GLOBAL, INC., a Delaware corporation (“Parent”). Unless otherwise specified, capitalized terms used in this certificate have the meaning assigned to them in the Amendment or the Term Loan Agreement dated as of May 21, 2013 by and among Holdings, Borrowers, Guarantors and Administrative Agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”). This certificate is being delivered by the undersigned pursuant to Section 6(b) of the Amendment.

The undersigned hereby certifies that:

1. I accept delivery of the Warrants issued to me pursuant to the Amendment and the Warrant Agreement.

2. I represent and warrant as follows:

☐	I am an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

☐	I am not an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act.

3. By acceptance of this Warrant, I agree and represent that:

(i) I will not offer or sell the Warrants by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

(ii) I understand that the Warrants are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(iii) I understand that certificates evidencing the Warrants will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in the Warrant Agreement.

(iv) I agree to be bound by all of the terms and conditions contained in the Warrant Agreement.

(v) I am a resident of that jurisdiction specified below my address set forth on the signature page below.

(vi) I, either alone or together with my representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrants, and have so evaluated the merits and risks of such investment.

(vii) Prior to the date hereof, I have had an opportunity to review the Company’s Annual Report on Form 10-K, the Company’s Quarterly Report on Form 10-Q for the most recently completed fiscal quarter and a copy of the Warrant Agreement. I have had an opportunity to ask questions and receive answers concerning the terms of the Warrants.

This Certificate must be returned no later than September 28, 2014 to the following address or via email:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: John Gunderson

john.gunderson@kirkland.com

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of the Lender named below. Please sign a separate certificate for each Lender that is receiving Warrants.

Please insert name of Lender record holder

Name:
Title:

ADDRESS:

Dated:             , 2014